LYRIS ANNOUNCES IT WILL SEEK STOCKHOLDER APPROVAL FOR
REVERSE STOCK SPLIT

     (WILMINGTON, DE), November 13, 2007—Lyris, Inc. (formerly J. L. Halsey Corporation) (OTCBB: JLHY.OB) announced today that it will seek stockholder approval at its 2007 annual meeting of an authorization enabling its board of directors to affect a one-for-four reverse share split.

     “The reverse split is part of our strategy to qualify for listing on the NASDAQ or another exchange,” noted Luis Rivera, president and chief executive officer. “Given our track record of growth, the recent performance of our stock and our outlook for the company’s future, we believe that this transaction will serve our goal to enhance shareholder value,” he added.

About Lyris, Inc.

     Lyris, Inc., (OTCBB: JLHY.OB) is a leading marketing technology company that provides hosted and installed software solutions for marketers at mid-size businesses. Ziff Davis Media’s Baseline Magazine ranked the company No. 1 on its list of the fastest-growing software companies with sales under $150 million. Its core solutions—ListManager, EmailLabs, ClickTracks, Hot Banana and Email Advisor—provide a suite of best-of-breed tools for managing email marketing campaigns end-to-end, publishing and managing Web site content, creating landing pages and optimizing Web sites based on sophisticated, yet, easy-to-use Web analytics. Clients include Nokia, Adobe, PalmSource, Johns Hopkins University and Jupitermedia. For more information, please visit www.lyrisinc.com, www.lyris.com, www.emaillabs.com, www.clicktracks.com, www.hotbanana.com.

IMPORTANT INFORMATION

     In connection with the reverse stock split, Lyris will file a proxy statement and other materials with the Securities and Exchange Commission. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Lyris and its officers and directors may be deemed to be participants in the solicitation of proxies with respect to the proposed reverse stock split. Information regarding such individuals is included in the Company’s proxy statements and Annual Reports on Form 10-K previously filed with the Securities and Exchange Commission and will be included in the proxy statement relating to the proposed reversed stock split when it becomes available. You may obtain the Lyris proxy statement, when it becomes available, any amendments or supplements to the proxy statement and other relevant documents free of charge at www.sec.gov. You may also obtain a free copy of Lyris’s proxy statement, when it becomes available, any amendments and supplements to the proxy statement and other relevant documents by writing to Lyris at 103 Foulk Road, Suite 205Q, Wilmington, Delaware 19803, Attn: Investor Relations or at www.lyrisinc.com under the tab “Investor Information” and then under the heading “SEC Filings.”

Precautionary Statements Regarding Forward-Looking Information

The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, and are not guarantees of future performance and involve certain risks and uncertainties including the risks and uncertainties detailed from time to time in the company’s filings with the Securities and Exchange Commission, available at www.sec.gov. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. The company assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.

Contacts:

Richard McDonald
Director, Investor Relations
Lyris, Inc.
(610) 688-3305
rmcdonald@lyris.com

Loren T. McDonald
Vice President, Corporate Communications
Lyris, Inc.
(650) 388-3542
Lmcdonald@lyris.com

Neal B. Rosen
Ruder-FinnWest
(415) 692-3058
Rosenn@ruderfinn.com